EXHIBIT 23

                       Consent of Independent Accountants




We hereby consent to the incorporation by reference in the registration statements on Form S-8 (File Nos. 333-19829, 333-19849, 33-60489, 33-60483 and
333-71857) and on Form S-4 (File No. 333-57961) of Stone & Webster, Incorporated of our report dated February 12, 1999 relating to the consolidated financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the inclusion of our report on the financial statement schedule, which appears in this Form 10-K.



                                        /s/ PricewaterhouseCoopers LLP



Boston, Massachusetts
March 26, 1999

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